Exhibit 99.2

Contact:	Patrick Suehnholz
Director of Investor Relations
Greenhill & Co., Inc.
(212) 389-1800

For Immediate Release

Greenhill Announces Terms for Modified Dutch Auction Tender Offer

•	Plan to shortly launch a modified Dutch auction tender offer to repurchase up to $110 million in value of shares of common stock at a purchase price of not greater than $20.50 nor less than $18.50 per share

•	Greenhill directors and officers will not participate in the tender offer, thereby potentially substantially increasing their aggregate economic ownership of the Firm

•	Following completion of the tender offer, the remainder of the $285 million share repurchase program expected to be implemented through open market purchases or other means

NEW YORK, NEW YORK, February 12, 2018 – Greenhill & Co., Inc. (NYSE: GHL) today announced its plan to launch a modified Dutch auction tender offer to purchase up to $110.0 million of shares of its common stock, par value $0.01 per share (the “Shares”) at a purchase price not greater than $20.50 nor less than $18.50 per share (the “Purchase Price”). On February 12, 2018, the closing price of Greenhill’s common stock was $18.60 per share. The tender offer is expected to commence tomorrow, February 13, 2018 and to expire at 11:59 p.m., New York City Time, on March 14, 2018, unless the offer is extended.

A modified Dutch auction tender offer allows shareholders to indicate how many Shares and at what price within the range described above they wish to tender their Shares. Based on the number of Shares tendered and the prices specified by the tendering shareholders, Greenhill will determine the lowest price per share that will enable it to purchase $110.0 million of Shares at such price, or a lower amount depending on the number of Shares that are properly tendered and not properly withdrawn prior to the expiration date. All Shares purchased in the tender offer will be purchased at the same price, even if the shareholder tendered at a lower price. If the tender offer is fully subscribed, Greenhill will have purchased approximately 20 percent to 22 percent of outstanding Shares as of February 12, 2018.

If the number of Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the expiration date would result in an aggregate purchase price of more than $110 million, Greenhill will purchase Shares tendered at or below that price on a pro rata basis. The tender offer will not be conditioned upon any minimum value of Shares being tendered or any financing conditions.

While Greenhill’s Board of Directors has authorized Greenhill to make the tender offer, neither Greenhill nor its Board of Directors makes any recommendation to any shareholder as to whether to tender or refrain from tendering any Shares or as to the price or prices at which shareholders may choose to tender their Shares. Greenhill has not authorized any person to make any such recommendation. Shareholders must decide whether to tender their Shares and, if so, how many Shares to tender and at what price or prices to tender. In doing so, shareholders should carefully evaluate all of the information in the tender offer documents, when available, before making any decision with respect to the tender offer, and should consult their own broker or other financial and tax advisors.

The tender offer will be made under Greenhill’s $285 million share repurchase program announced on September 25, 2017, of which approximately $213 million remains outstanding prior to this offer. Future repurchases under the program are expected to be executed through open market purchases or other means. The price and timing of share repurchases, as well as the total funds ultimately expended, will be subject to market conditions and other factors. Once the $285 million share repurchase program is completed, Greenhill expects to refrain from share repurchases (although it expects to continue to make repurchases of share equivalents through tax withholding on vesting RSUs) for a period of time in order to focus cash flow on debt repayment.

“Since we announced our plans to enhance long term shareholder value through a leveraged recapitalization in September 2017, we are pleased to have secured borrowings of $350 million and repurchased to date $72 million in value of our common stock. To continue to execute our share repurchase program we are commencing a modified Dutch auction tender offer to provide an efficient means for shareholders wishing to monetize their Shares at a potential premium to the current share price. This tender offer price represents a 42% premium at the high end of the price range to the closing market price immediately prior to announcement of our recapitalization and repurchase plan last September,” Scott L. Bok, Chief Executive Officer, said.

Greenhill & Co., Inc. is a leading independent investment bank entirely focused on providing financial advice on significant mergers, acquisitions, restructurings, financings and capital raising to corporations, partnerships, institutions and governments globally. It acts for clients located throughout the world from its offices in New York, Chicago, Dallas, Frankfurt, Hong Kong, Houston, London, Madrid, Melbourne, San Francisco, São Paulo, Stockholm, Sydney, Tokyo and Toronto.

Additional Information Regarding the Tender Offer

The tender offer described in this press release has not yet commenced. This press release is for informational purposes only. This press release is not a recommendation to buy or sell Shares or any other securities, and it is neither an offer to purchase nor a solicitation of an offer to sell Shares or any other securities. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related materials, will be filed with the United States Securities and Exchange Commission (the “SEC”) by Greenhill. The tender offer will only be made pursuant to the offer to purchase, the letter of transmittal and related materials filed as a part of the Schedule TO. Shareholders should read carefully the offer to purchase, letter of transmittal and related materials because they contain important information, including the various terms of, and conditions to, the tender offer. Once the tender offer is commenced, shareholders will be able to obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that Greenhill will be filing with the SEC at the SEC’s website at www.sec.gov, the investor relations section of Greenhill’s website at www.greenhill.com or by calling Georgeson Inc., the information agent for the tender offer, at (877) 278-4775 (toll free).

Cautionary Note Regarding Forward-Looking Statements

Greenhill has made statements in this press release that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “intend”, “likely”, “predict”, “potential” or “continue”, the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Greenhill, may include projections of Greenhill’s future financial performance, based on its growth strategies and anticipated trends in its business. These statements are only predictions based on Greenhill’s current expectations and projections about future events. There are important factors that could cause Greenhill’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks outlined under “Risk Factors” in Greenhill’s 2016 Annual Report on Form 10-K, and carefully review the other reports filed by us with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Greenhill is under no duty to and it does not undertake any obligation to update or review any of these forward-looking statements after the date of this press release.

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